                                                                      Exhibit 11


DIDAX INC.
COMPUTATION OF EARNINGS PER SHARE
03/31/97

BASIC EARNINGS PER SHARE:                                                                          QUARTER ENDED MARCH 31, 1997
                                                                 Common   Exercise    Assumed                  Assumed    Net Shares
                                                                 Shares    Price      Proceeds   IPO Price   Treas. Stk.     Added
                                                                 ------    -----      --------   ---------   -----------     -----
Common Stock
Assumed issued and outstanding - beginning of period                                                                       1,160,376

gofishnet stock:
                                                                                                                             122,055
Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                                                                          50,962


         Shares Excluded due to antidilutive effect per FAS128

         Basis for weighted average share calculation


         Weighted average share outstanding

         Net loss


         Net loss per share


BASIC EARNINGS PER SHARE:                                                QUARTER ENDED MARCH 31, 1997            04/01/97
                                                                  Shares subject     Total      Grant/Purch.        Days
                                                                   to Recission      Shares         Date        Outstanding
                                                                   ------------      ------         ----        -----------
Common Stock
Assumed issued and outstanding - beginning of period                    607,434     552,942       01/01/97           90

gofishnet stock:
                                                                              0     122,055       01/01/97           90
Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                          0      50,962       01/01/97           90


         Shares Excluded due to antidilutive effect per FAS128

         Basis for weighted average share calculation


         Weighted average share outstanding

         Net loss


         Net loss per share


BASIC EARNINGS PER SHARE:                                            Diluted          Basic
                                                                    Weighted         Weighted
                                                                     Shares           Shares
                                                                     ------           ------
Common Stock
Assumed issued and outstanding - beginning of period               49,764,780       49,764,780

gofishnet stock:
                                                                   10,984,950       10,984,950
Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                4,586,580                0
                                                                  -----------      -----------
                                                                   65,336,310       60,749,730
         Shares Excluded due to antidilutive effect per FAS128     (4,586,580)               0
                                                                  -----------      -----------
         Basis for weighted average share calculation              60,749,730       60,749,730
                                                                           90               90
                                                                  -----------      -----------
         Weighted average share outstanding                           674,997          674,997

         Net loss                                                    (510,130)        (510,130)
                                                                  -----------      -----------

         Net loss per share                                             (0.76)           (0.76)

DIDAX INC.
COMPUTATION OF EARNINGS PER SHARE
03/31/98

BASIC EARNINGS PER SHARE:                                                                       QUARTER ENDED MARCH 31, 1998
                                                                 Common   Exercise   Assumed                  Assumed     Net Shares
                                                                 Shares    Price     Proceeds   IPO Price   Treas. Stk.     Added
                                                                 ------    -----     --------   ---------   -----------     -----
Common Stock
Assumed issued and outstanding - beginning of period                                                                       3,542,588
Rescission reduced on 3/20/98 by 553,184 shares                                                                            3,542,588


Stock sold during the year:

gofishnet stock:
                                                                                                                             126,055
                                                                                                                             127,055
                                                                                                                             130,292



Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                                                                          55,414


         Shares Excluded due to antidilutive effect per FAS128

         Basis for weighted average share calculation


         Weighted average share outstanding

         Net loss


         Net loss per share


BASIC EARNINGS PER SHARE:                                                    QUARTER ENDED MARCH 31, 1997              04/01/98
                                                                    Shares subject        Total       Grant/Purch.       Days
                                                                     to Recission         Shares          Date        Outstanding
                                                                     ------------         ------          ----        -----------
Common Stock
Assumed issued and outstanding - beginning of period                     574,434        2,968,154       01/01/98             78
Rescission reduced on 3/20/98 by 553,184 shares                           21,250        3,521,338       03/20/98             12
                                                                                                                           ----
                                                                                                                             90
Stock sold during the year:

gofishnet stock:
                                                                               0          126,055       01/01/98             31
                                                                               0          127,055       02/01/98             22
                                                                               0          130,292       02/23/98             37
                                                                                                                           ----
                                                                                                                             90

Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                           0           55,414       01/01/98             90


         Shares Excluded due to antidilutive effect per FAS128

         Basis for weighted average share calculation


         Weighted average share outstanding

         Net loss


         Net loss per share


BASIC EARNINGS PER SHARE:                                                Diluted           Basic
                                                                        Weighted         Weighted
                                                                         Shares           Shares
                                                                         ------           ------
Common Stock
Assumed issued and outstanding - beginning of period                   231,516,012       231,516,012
Rescission reduced on 3/20/98 by 553,184 shares                         42,256,056        42,256,056
                                                                      ------------      ------------
                                                                       273,772,068       273,772,068
Stock sold during the year:

gofishnet stock:
                                                                         3,907,710         3,907,710
                                                                         2,795,213         2,795,213
                                                                         4,820,804         4,820,804
                                                                      ------------      ------------
                                                                        11,523,727        11,523,727

Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                     4,987,260                 0
                                                                      ------------      ------------
                                                                       290,283,055       285,295,795
         Shares Excluded due to antidilutive effect per FAS128          (4,987,260)                0
                                                                      ------------      ------------
         Basis for weighted average share calculation                  285,295,795       285,295,795
                                                                                90                90
                                                                      ------------      ------------
         Weighted average share outstanding                              3,169,953         3,169,953

         Net loss                                                         (751,720)         (751,720)
                                                                      ------------      ------------

         Net loss per share                                                  (0.24)            (0.24)